UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 14, 2020
 (Date of earliest event reported: April 14, 2020)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11178	Revlon, Inc.	13-3662955
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

33-59650	Revlon Consumer Products Corporation	13-3662953
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes ☐ No ☒
Revlon Consumer Products Corporation	Yes ☐ No ☒
If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into Material Definitive Agreement.

Commitment Letter with Ad Hoc Group of Term Loan Lenders

On April 14, 2020, Revlon Consumer Products Corporation (“Products Corporation”), the direct wholly-owned operating subsidiary of Revlon, Inc. (“Revlon” and together with Products Corporation and its subsidiaries, the “Company”), entered into a binding commitment letter (the “Commitment Letter”) with certain financial institutions (the “Commitment Parties”) that are lenders or the affiliates of lenders under Products Corporation’s Term Credit Agreement dated as of September 7, 2016 (the “2016 Term Loan Facility”). Pursuant to the Commitment Letter and subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide the Company with senior secured term loan facilities (the “Facilities” and, together with the use of proceeds thereof and the Extension Amendment (as defined below), the “2020 Refinancing Transactions”).

The funding of the Facilities is contingent on the satisfaction of a limited number of customary conditions, including the execution of definitive loan documentation for the Facilities and the Extension Amendment, absence of material adverse change and certain other customary conditions. In addition, the funding of the Facilities is contingent on Products Corporation receiving the consent of lenders holding more than 50% of the loans outstanding under the 2016 Term Loan Facility, as described below. The commitments under the Commitment Letter will be available to the Company until May 14, 2020.

Principal and Maturity:  The Facilities will consist of (i) a senior secured term loan facility in a principal amount of up to $850,000,000 (the “New BrandCo Facility”), (ii) a senior secured term loan facility in a principal amount of up to $950,000,000 (the “Roll-up BrandCo Facility”) and (iii) a senior secured term loan facility in a principal amount to be based on participation in the Extension Amendment as further described below (the “Junior Roll-up BrandCo Facility”).  Jefferies Finance LLC will act as administrative agent and collateral agent in respect of the Facilities and Jefferies LLC will act as sole lead arranger and sole bookrunner in respect of the Facilities.

The proceeds of the New BrandCo Facility will be used (i) to repay in full indebtedness outstanding under Products Corporation’s Term Credit Agreement (the “2019 Term Loan Facility”) dated as of August 6, 2019 (the “Refinancing”), (ii) to pay fees and expenses in connection with the Facilities and the Refinancing and (iii) to the extent of any excess, for general corporate purposes.  The proceeds of the Roll-up BrandCo Facility will be used to purchase an equivalent amount of term loans under the 2016 Term Loan Facility held by the lenders participating in the New BrandCo Facility.

Lenders under the 2016 Term Loan Facility who do not participate in the New BrandCo Facility and the Roll-up BrandCo Facility but who nonetheless consent to the Extension Amendment will be entitled to participate in the Junior Roll-up BrandCo Facility with respect to a portion of their holdings of loans under the 2016 Term Loan Facility.  The proceeds of the Junior Roll-up BrandCo Facility will be used to purchase an equivalent amount of term loans under the 2016 Term Loan Facility held by such lenders.

The Facilities will mature on June 30, 2025, subject to a springing maturity 91 days prior to the maturity date of Products Corporation’s 6.25% Senior Notes due 2024 (the “2024 Notes”) if, on such date, $100,000,000 or more in aggregate principal amount of the 2024 Notes remains outstanding.

Borrower, Guarantees and Security:  The borrower under the Facilities will be Products Corporation, and the Facilities will be guaranteed by certain indirect foreign subsidiaries (or the domestic subsidiaries of foreign subsidiaries) of Products Corporation (the “BrandCos”), which will hold certain intellectual property assets related to the Elizabeth Arden and American Crew brands, certain other portfolio brands and certain owned fragrance brands (the “Specified Brand Assets”). The BrandCos will not guarantee the 2016 Term Loan Facility, but all guarantors of the 2016 Term Loan Facility will guarantee the Facilities. All of the assets of the BrandCos (including the equity of the BrandCos) will be pledged to secure the New BrandCo Facility on a first-priority basis, the Roll-up BrandCo Facility on a second-priority basis and the Junior Roll-up BrandCo Facility on a third-priority basis and will not secure the 2016 Term Loan Facility, but the Facilities will be secured on a pari passu basis by the assets securing the 2016 Term Loan Facility.

Contribution and License Agreements:  In connection with the pledge of the Specified Brand Assets, Products Corporation will enter into intercompany arrangements pursuant to which the Specified Brand Assets will be contributed to BrandCos. Products Corporation and/or its operating subsidiaries will enter into license and royalty arrangements on arm’s length terms with the relevant BrandCos to provide for their continued use of the Specified Brand Assets during the term of the Facilities.

Interest and Fees:  Interest will accrue on the Facilities at a rate per annum of adjusted LIBOR plus a fixed margin. Products Corporation is also obligated to pay customary fees and expenses in connection with the Facilities.

Affirmative and Negative Covenants:  The Facilities will contain certain affirmative and negative covenants that, among other things, limit Products Corporation and its restricted subsidiaries ability to: (i) incur additional debt; (ii) incur liens; (iii) sell, transfer or dispose of assets; (iv) make investments; (v) make dividends and distributions on, or repurchases of, equity; (vi) make prepayments of contractually subordinated, unsecured or junior lien debt; (vii) enter into certain transactions with their affiliates; (viii) enter into sale-leaseback transactions; (ix) change their lines of business; (x) restrict dividends from their subsidiaries or restrict liens; (xi) change their fiscal year; and (xii) modify the terms of certain debt.  The Facilities will also restrict distributions and other payments from the BrandCos based on certain minimum thresholds of net sales with respect to the Specified Brand Assets.

Prepayments:  The Facilities will be subject to certain mandatory prepayments, including from the net proceeds from the issuance of certain additional debt and asset sale proceeds of certain non-ordinary course asset sales or other dispositions of property, subject to certain exceptions. The Facilities may be repaid at any time, subject to customary prepayment premiums.

The Facilities will also contain certain customary representations, warranties and events of default.

2016 Term Loan Facility Extension Amendment:  In addition to the Commitment Parties, the other lenders under the 2016 Term Loan Facility will be offered the opportunity to participate at par in the Facilities based on their holdings of loans under the 2016 Term Loan Facility.  Any lenders participating in the Facilities will agree to consent to an amendment to the 2016 Term Loan Facility (the “Extension Amendment”) to, among other things, make certain modifications to the covenants thereof and extend the maturity date of the 2016 Term Loan Facility to June 30, 2025, subject to a springing maturity equal to the existing maturity date of the 2016 Term Loan Facility if, on such date, $75,000,000 or more in aggregate principal amount of the loans under the 2016 Term Loan Facility held by lenders that do not consent to the Extension Amendment remains outstanding, and subject to a springing maturity 91 days prior to the maturity date of the 2024 Notes if, on such date, $100,000,000 or more in aggregate principal amount of the 2024 Notes remains outstanding. The effectiveness of the Extension Amendment, and therefore the completion of the 2020 Refinancing Transactions, is contingent on Products Corporation receiving the consent of lenders holding more than 50% of the loans outstanding under the 2016 Term Loan Facility.

Item 7.01.  Regulation FD Disclosure.

In connection with the 2020 Refinancing Transactions, the Company delivered a presentation to certain lenders. The lender presentation is furnished as Exhibit 99.1 hereto and incorporated herein by reference (the “Lender Presentation”). In addition the Company provided the following information to certain of the lenders:

At March 27, 2020, the Company had an estimated liquidity position of approximately $115 million, consisting of: (i) approximately $55 million of unrestricted cash and cash equivalents (substantially all of which was held outside the United States); (ii) approximately $33 million in available borrowing capacity under Products Corporation's Amended 2016 Revolving Credit Facility (which had approximately $343 million drawn at such date); (iii) approximately $30 million in available borrowing capacity under the Amended 2019 Senior Line of Credit Facility, which had no borrowings at such date; and less (iv) approximately $4 million of outstanding checks. Under the Amended 2016 Revolving Credit Facility, as Products Corporation’s consolidated fixed charge coverage ratio was greater than 1.0 to 1.0 as of December 31, 2019, all of the approximately $33 million of availability under the Amended 2016 Revolving Credit Facility was available as of such date. The Company, after giving effect to the 2020 Refinancing Transactions, expects to have sufficient cash to continue its operations for at least the next twelve months.

The information set forth under this Item 7.01, including the exhibit, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Lender Presentation, dated April 14, 2020.

FORWARD-LOOKING STATEMENTS

This report (including the exhibits hereto) includes the Company’s plans, projected financial results and liquidity, expected synergies, strategies, focus, beliefs and expectations, which are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this report can be identified by the use of forward-looking terms such as "believes," "expects," “projects," “forecasts,” “may,” "will," "estimates," "should," “would,” "anticipates," "plans" or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this report. You should not rely on forward-looking statements as predictions of future events. The Company is providing the certain forward-looking information in this report solely to provide investors with certain useful information to assist them with evaluating the proposed 2020 Refinancing Transactions. This information should not be considered in isolation or as a substitute for the Company’s as reported financial results prepared in accordance with U.S. GAAP. This forward-looking information should be read in conjunction with the Company’s  financial statements and related footnotes filed with the SEC. The forward-looking statements in this report include, without limitation, the Company’s beliefs, expectations and/or estimates about the Company’s plans: (i) to consummate the 2020 Refinancing Transactions; (ii) to use the proceeds of the 2020 Refinancing Transactions to repay in full indebtedness outstanding under Products Corporation’s 2019 Term Loan Facility, to pay fees and expenses in connection with the 2020 Refinancing Transactions and to the extent of any excess, for general corporate purposes; (iii) the expected terms and conditions of the 2020 Refinancing Transactions; (iv) the Company’s plans to implement the Revlon 2020 Restructuring Program, including (A) its expectation and belief that the Revlon 2020 Restructuring Program will reduce the Company’s selling, general and administrative expenses, as well as cost of goods sold, improve the Company’s gross profit and Adjusted EBITDA and maximize productivity, cash flow and liquidity, as well as rightsizing the organization and operating with more efficient workflows and processes and that the leaner organizational structure will improve communication flow and cross-functional collaboration, leveraging the more efficient business processes; (B) the Company’s expectation that the Revlon 2020 Restructuring Program will result in the elimination of approximately 1,000 positions worldwide including approximately 650 current employees and approximately 350 open positions; (C) the Company’s expectation that it will substantially complete the employee-related actions by the end of 2020 and the other consolidation and outsourcing actions during 2021 and 2022; (D) the Company’s expectations regarding the amount and timing of the 2020 restructuring charges and payments related to the Revlon 2020 Restructuring Program, including that: (1) it will recognize during 2020 approximately $55 million to $65 million of total pre-tax restructuring and related charges and in addition restructuring charges in the range of $65 million to $75 million to be charged and paid in the period of 2021 to 2022; and (2) substantially all of the 2020 restructuring charges will be paid in cash generated by the business; and (E) the Company’s expectations that as a result of the Revlon 2020 Restructuring Program, the Company will deliver in the range of $200 million to $230 million of annualized cost reductions by the end of 2022, with approximately 60% of these annualized cost reductions to be realized from the headcount reductions occurring in 2020, including the Company’s expectations that during 2020, the Company will realize approximately $105 million to $115 million of in-year cost reductions; (v) the Company’s expectations that, after giving effect to the 2020 Refinancing Transactions, its will have sufficient cash to continue its operations for at least the next twelve months; and (vi) the Company’s expectations regarding its future financial results, liquidity, supply chain and operational status, taking into account the impact of the COVID-19 pandemic. The Company’s actual results may differ materially from such forward-looking statements for a number of reasons, including, without limitation, as a result of the risks described and other items in the Company’s filings with the SEC, including Revlon’s 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it has filed or will file with the SEC during 2019 and 2020 (which may be viewed on the SEC’s website at http://www.sec.gov). Other important factors could also cause the Company’s actual results to differ materially from those indicated by expected results, including, without limitation, risks and uncertainties relating to: (i) the 2020 Refinancing Transactions not being timely completed, if completed at all; (ii) risks associated with the Company’s plans to use the proceeds of the 2020 Refinancing Transactions which could cause difficulties and/or delays in repaying certain long-term indebtedness; (iii) the Company’s inability to complete the 2020 Refinancing Transactions on the expected terms or completing the 2020 Refinancing Transactions on terms that are less favorable to the Company than as set forth in this report or as the Company otherwise currently expects; (iv) difficulties, delays or the inability of the Company to successfully complete the Revlon 2020 Restructuring Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, including, without limitation, difficulties, delays or the inability of the Company to realize, in whole or in part, the anticipated benefits from the Revlon 2020 Restructuring Program, such as difficulties with, delays in or the Company’s inability to generate certain reductions in its selling, general and/or administrative expenses and/or eliminate certain positions, delays in completing the Revlon 2020 Restructuring Program, which could reduce the benefits realized from such activities, higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments and/or less than anticipated annualized cost reductions from the Revlon 2020 Restructuring Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions; (v) lower than expected operating revenues, cash on hand and/or funds available under the Amended 2016 Revolving Credit Facility, the Amended 2019 Senior Line of Credit Facility, the 2020 Refinancing Transactions (such as due to, among other things, difficulties and/or delays in consummating the 2020 Refinancing Transactions) and/or other permissible borrowings or generated from cost reductions resulting from the implementation of the Revlon 2020 Restructuring Program and the 2018 Optimization Program and/or other cost control initiatives and/or from selling certain assets in connection with the Company's ongoing Strategic Review; higher than anticipated operating expenses and/or less than anticipated cash generated by the Company's operations or unanticipated restrictions or taxes on repatriation of foreign earnings; and/or (vi) difficulties with, delays in or the inability to achieve the Company’s expected results, such as due to, among other things, the Company’s business experiencing greater than anticipated disruptions due to COVID-19 related uncertainty or other related factors making it more difficult to maintain relationships with employees, business partners or governmental entities and/or other unanticipated circumstances, trends or events affecting the Company’s  financial performance, including decreased consumer spending in response to the COVID-19 pandemic and related conditions and restrictions, weaker than expected economic conditions due to the COVID-19 pandemic and its related restrictions and conditions continuing for periods longer than currently estimated or COVID-19 expanding into more territories than currently anticipated, or other weakness in the consumption of beauty-related products, lower than expected acceptance of the Company’s new products, adverse changes in foreign currency exchange rates, decreased sales of the Company’s products as a result of increased competitive activities by the Company’s competitors and/or decreased performance by third party suppliers. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results.

NON-GAAP FINANCIAL MEASURES

Adjusted Net Sales, Direct Contribution and Adjusted EBITDA are non-GAAP financial measures that are reconciled in the table(s) attached as an appendix to the Lender Presentation to their respective most directly comparable GAAP measure, being net sales, operating income (loss) and net income (loss). Adjusted Net Sales of the respective brands are GAAP net sales attributable to such brands, adjusted for the Oxford ERP disruption-related charges. Direct Contribution is GAAP operating income attributable to the respective brands, adjusted for: (1) non-operating items which primarily include restructuring and related charges; acquisition, integration, and divestiture costs; financial control remediation actions and related charges; the Oxford ERP disruption-related charges; and gain (loss) on divested assets; and (2) indirect selling, general and administrative costs, which primarily include indirect departmental costs and amortization of intangibles. Contribution Margin is Direct Contribution divided by the respective brands’ Adjusted Net Sales. The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the EBITDA Exclusions, as well as the impact of non-cash stock-based compensation expense and certain other non-operating items that are not directly attributable to the Company’s underlying operating performance (the “Non-Operating Items”). The Company uses Adjusted Net Sales and Direct Contribution as performance measures to evaluate the ability of BrandCos to service their debt and pay dividends to the Company and its other subsidiaries. The Company’s management uses Adjusted EBITDA as an operating performance measure, and (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the

Company’s historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company’s management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. The Company believes that these measures are useful for investors for the same reasons. These non-GAAP financial measures should not be considered in isolation or as a substitute for their most directly comparable as reported measures prepared in accordance with GAAP and, along with the other information in this presentation, should be read in conjunction with the Company’s financial statements and related footnotes contained in documents filed with the U.S. Securities and Exchange Commission. Other companies may define such non-GAAP financial measures differently.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: April 14, 2020

Exhibit Index

Exhibit No.	Description
99.1	Lender Presentation, dated April 14, 2020.